UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

On Demand Heavy Duty Corp

9916 Elbow Drive SW

Calgary, Alberta

Canada T2V 1M5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ON DEMAND HEAVY DUTY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1382	75-3268300
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

___________________________________________________________________________

9916 Elbow Drive SW Calgary Alberta Canada T2V 1M5 Tel: (403) 770-9319, Fax: (403) 775-0528 (Address and telephone number of registrant's executive office)	Corporate Service of Nevada 502 North Division street, Carson City Nevada 89703 Tel: (775) 883-3711, Fax: (775) 883-2723 (Name, address and telephone number of agent for service)

__________________________________________________________________________

With a Copy to:

Diane D. Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227 telephone (303) 985.9324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	3,510,000	$0.13 per share	$456,300	$25.46

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

(3)

The proposed maximum offering price per share is calculated in accordance with Rule 457 of the Securities Act based on the most recent sale price of the registrant’s shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION

PROSPECTUS

On Demand Heavy Duty Corp.
3,510,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors"

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.13 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: June 3, 2009

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the business of consulting oil & gas exploration companies who are interested in obtaining new exploration and production license of oil and gas properties in Russia.  We intend to initially focus our consulting services on North American oil and gas exploration companies who are interested in participating in government auctions of oil and gas properties in Russia.  Our services will include gathering of due diligence materials for properties that will be sold at a government auctions in Russia and assistance in the bidding process.

We were incorporated on May 9, 2008 under the laws of the state of Nevada.  Our principal offices are located at 9916 ELBOW DRIVE SW CALGARY ALBERTA T2V 1M5. Our telephone number is (403) 770-9319.

The Offering:

Securities Being Offered	Up to 3,510,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.13 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,510,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

3,510,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

		As of April 30, 2009 (Audited)
Balance Sheet
Total Assets		$20,390
Total Liabilities	$	----
Stockholders Equity		$19,862
		Period from May 9, 2008 (date of inception)
		to April 30, 2009 (Audited)
Income Statement
Revenue		$-
Total Expenses		$2,038
Net Loss		$(2,038)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at April 30, 2009, we had cash on hand of $21,900 we have accumulated a deficit of $1,000 in business development expenses.  At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses and marketing costs.  We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

A DECLINE IN OIL GAS AND METALS PRICES COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD MEAN A DECREASE IN OUR REVENUES.

We anticipate that our business will be affected by oil gas and metals prices.  Weakness in oil gas and metals prices (or the perception that oil and gas prices will decrease) may result in a decrease of our client's operations and the need for mechanical services. This could materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Cody Love, will only be devoting limited time to our operations. Mr. Love intends to devote 30% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Cody Love from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Love may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Love has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO

CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue.  Further losses are anticipated in the development of our business. As a result,  there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

IF CODY LOVE, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND INVESTORS COULD LOSE THIER INVESTMENT.

We depend on the services of our sole officer and director, Cody Love, for the future success of our business. The loss of the services of Mr. Love could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible an investor could lose their entire investment. We do not carry any key personnel life insurance policies on Mr. Love and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Love in the United States and to enforce in the  United States judgments obtained in United States courts against Mr. Love based on  the civil liability provisions of the United States securities laws. Since all our  assets will be located in Canada it may be difficult or impossible for U.S. investors  to collect a judgment against us. As well, any judgment obtained in the United States  against us may not be enforceable in the United States.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR BUSINESS IS

IN CANADA AND THE MAJORITY OF REVENUES AND EXPENSES WILL BE IN CANADIAN DOLLARS.

All of our business in Canada will be in Canadian Dollars. Because of this we are affected by changes in foreign exchange rates. Over the past year the exchange rate between the Canadian Dollar and the US Dollar has fluctuated drastically. Some of our expenses will be in US Dollars however the majority of our revenues will be in Canadian Dollars. If we are not able to successfully protect ourselves against  those currency fluctuations, then our profits will also fluctuate and could cause  us to be less profitable or incur losses, even if our business would otherwise be  profitable.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE

SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the

SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.13 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,510,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

     1.   2,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on

          Jan 28, 2009;

     2.   1,050,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on

          March 12, 2009;

     3.   60,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on

          April 8, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;

     2.   the total number of shares that are to be offered for each;

     3.   the total number of shares that will be owned by each upon completion of the offering; and

     4.   the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

Kirk Pownel	300,000	300,000	Nil	Nil

Matthew Cook	300,000	300,000	Nil	Nil

Keith Skanes	300,000	300,000	Nil	Nil

Trevor Harder	300,000	300,000	Nil	Nil

Kahla Lichti	300,000	300,000	Nil	Nil

Geoff Heath	300,000	300,000	Nil	Nil

Amber McGrath	300,000	300,000	Nil	Nil

Brittany Waugh	300,000	300,000	Nil	Nil

Daniel Dewar	70,000	70,000	Nil	Nil

Stephane Doucet	70,000	70,000	Nil	Nil

Mitchell Gibbard	70,000	70,000	Nil	Nil

Steve Parr	70,000	70,000	Nil	Nil

Nicolas Proule-Roussy	70,000	70,000	Nil	Nil

Alden Tourond	70,000	70,000	Nil	Nil

Nicholas Tazovanas	70,000	70,000	Nil	Nil

Steve Tazovanas	70,000	70,000	Nil	Nil

Joel Feruson	70,000	70,000	Nil	Nil

Warren Humeny	70,000	70,000	Nil	Nil

Terry Raylenko	70,000	70,000	Nil	Nil

Angela Pavlenko	70,000	70,000	Nil	Nil

Roy Ketlo	70,000	70,000	Nil	Nil

Robert Boucher	70,000	70,000	Nil	Nil

James Nunweiler	70,000	70,000	Nil	Nil

Kristine Pavlenko	10,000	10,000	Nil	Nil

Christopher Phippen	10,000	10,000	Nil	Nil

Jonathan Piper	10,000	10,000	Nil	Nil

Marcia Quattek	10,000	10,000	Nil	Nil

Gownan Colley	10,000	10,000	Nil	Nil

Jeffery Christianson	10,000	10,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 6,510,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.13 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of April 30, 2009, there were 6,510,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Diane D, Dalmy has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on May 9 2008. We have not started operations but have built a website for marketing purposes. We intend to provide mechanical services to North American oil, gas and mineral exploration and development companies who do not have sufficient mechanical staff or are in need of specialized repairs in remote areas. Our focus will be on the Oil and Gas industry in Alberta with future plans of expanding into mining and the provinces of Manitoba and Saskatchewan. Our services will include on site mechanical repairs on both work vehicles and heavy duty machinery. We will provide an efficient service to companies in all the remote locations in the Canadian north with well equipped mechanical repair vehicles.

Initially, we plan to outfit two ‘repair vehicles’. These vehicles will be outfitted with all the necessary tools and equipment to provide motor vehicle and heavy duty equipment repairs. The cost to outfit a ‘repair vehicle’ will be approximately C$250,000. If our initial business is successful we intend to hire additional personnel and expand our fleet to as many vehicles as necessary to accommodate the companies market.

We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Market

Eight of the world’s leading oil and gas producers currently have major operations in the province of Alberta. In addition there are currently in excess of 100 companies involved in small scale oil and gas production and exploration throughout the province. All of these companies have machinery in remote locations and the majority of them have insufficient mechanical and in many cases no mechanical staff at all.

The world oil resources are between 200-300 billion tones and the world natural gas resources are between 500-550 trillion cubic meters. The oil sands of Alberta alone are reported to contain 1.7 trillion barrels of bitumen in place with over 173 billion barrels that can be produced under current economics and commercial technologies. Western Canada is a leader in oil and gas production but also has a tremendous amount of exploration and development activity. Our current office is located in Calgary Alberta however depending on business the location may be moved to Edmonton to capitalize on a more centralized headquarters.

WHY WESTERN CANADA?

     *    One of the fastest growing oil production regions in the world.

     *    One of the largest proven oil reserve holdings in the world.

     *    Many small exploration companies with insufficient mechanical staff.

     *    Good infrastructure to support our mobile business model

     *    Strong pool of experienced mechanical personnel.

     *    Only 2% of the regions current reserves have been produced to date.

     *    Stable economic & political environment.

Marketing

We have hired an outside designer to assist us in creating our corporate website. The website will provide a reference point for companies we speak do or are referred to us by others. At present Mr. Love the CEO of the Company has a strong network in the oil and gas industry in Alberta and will capitalize on this to develop our initial operations. As we progress we intend to develop and maintain a database of clients. We plan on marketing our services by site visits as well as attending industry trade shows and calling companies personally. In addition we have an agreement with Curt Safety Consultants Inc., a health and safety consulting company that works specifically with Alberta’s oil and gas industry. In this LOI Curt Safety Consultants Inc. has agreed to refer On Demand Heavy Duty CORP for mechanical work required during his health and safety inspections (Refer to Exhibit 10.1).

Other methods of communication will include:

  -    Direct mail - brochures and newsletters

  -    Informal marketing/networking - activities such as joining organizations.

  -    Trade shows attendance

WEBSITE MARKETING STRATEGY

We intend to promote our website by displaying it on our business cards. We will refer our potential clients and strategic partners to our website to showcase the services and opportunities that we offer. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags).

Revenue

The company’s revenue will be in the form of a site visit fee, hourly mechanics fees and parts fees. The site visit fee will vary based on the location and the number of repair vehicles required for a specific contract. Hourly mechanic fees will initially be set at C$110.00 per mechanic hour but may change as deemed necessary. Parts fees will vary directly in relation to the parts necessary to complete a given contract.

Competition

There are no companies that currently focus specifically on remote site mechanical services for oil, gas and mineral production and exploration companies in Alberta. However, there are many sources of indirect competition from including company staff mechanics, local mechanic shops, and other less specific mobile mechanic companies. There can be no assurance that we can maintain a competitive position among current and future competitors, particularity those with greater financial support. Our failure to maintain a competitive position within the market could have a materially adverse effect on our business, financial condition and results of operations.

We believe due to the lack of a company that specializes in remote site mechanical repairs we will be able to offer more reliable and consistent service to a market with room for new entrants. The current network we have in place from our President Cody Love, the referrals from Curt Safety Consultants Inc., and our aggressive marketing plan should give us an edge over our competition.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Government Regulations

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the Canadian provinces we conduct business in. We do not believe that government regulation will have a material impact on the way we conduct our business in Canada and the U.S. as we are not directly involved in oil and gas exploration and only provide services.

Research and Development

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 9916 ELBOW DRIVE SW CALGARY ALBERTA T2V1M5. Our telephone number is (403) 770-9319.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 502 North Division Street, Carson City, Nevada 89703

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 8 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Completion of Financing

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering. We will require additional financing of $658,000 in order to proceed with our full business plan. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuance's of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers.  We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing.

Develop Website and Build Initial Clientele

Before we actually purchase the equipment and hire the necessary staff we will complete the corporate website and begin initial marketing to build our clientele. Cody Love will be using approximately 30% of his available time to contact his extensive network and create awareness for the company.

Establish Office and Purchase/Lease Equipment

Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment we need to begin operations. We believe that it will cost $658,000 to set up and obtain the necessary equipment to begin operations. Also the Company may consider leasing some of the equipment to offset initial expenditures in the initial 12 months. Contact has been made with local automotive and mechanical dealers regarding leasing.

Initial Expenses:

Two Outfitted Remote Vehicles-

$500,000

Initial Travel and Marketing-

 $10,000

Office setup-

  $8,000

Corporate and Salary-

$140,000

Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

Begin Operations

Once initial marketing has been completed, clients have been secured, equipment purchased and staff hired we will be ready to take on contracts and begin operations.

We intend to 2 full-time Journeymen mechanics certified in both motor vehicle and heavy duty mechanics. In addition a secretary will be hired to deal with bookkeeping as well and ordering of parts. These employees along with the company’s president Cody Love will be responsible for on-site mobile contracts and daily corporate duties. Mr. Love has agreed to quit his current job and work full time with On-Demand Heavy Duty once the company is established.

Summary

In summary, we should be in full operation and taking on contracts within 270 days of completing our financing. We believe that once our website is on line and our staff and machinery operational we will be able to start attracting contracts immediately due to our current network, referrals by Curt Safety Consultants Inc., and infancy-stage marketing. With very low overhead costs On Demand Heavy Duty CORP should be able to see profits by the second year of operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations For Period Ending April 30, 2009

We did not earn any revenues from our incorporation on May 9, 2008 to April 30, 2009. We incurred operating expenses in the amount of $1,000 for the period from our inception on May 9, 2008 through April 30, 2009. These operating expenses were comprised of our initial web site development expenses.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Cody Love	26

Executive Officers:

Name of Officer	Age	Office

Cody Love	26	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Since our inception on May 9, 2008, Cody Love has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. Mr. love obtained a Technical Diploma in auto mechanics in 2002. From 2002-2006 he worked as a mechanic becoming a certified Journeyman in February 2006. From March 2006 through March 2008 Mr. Love worked in Alberta’s oil fields in supervisory positions and as a mechanic. Mr. Love has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 30% of his business time to our affairs.

 During the past five years, Mr. Love has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Love was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Love’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on May 9, 2008 to April 30, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Cody Love President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and sole director	2009	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Cody Love.  We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at April 30, 2009  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Cody Love	3,000,000	46.1%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Secretary, Treasurer, Chief Accounting Officer and sole Director
	9916 ELBOW DRIVE SW
	CALGARY ALBERTA T2V 1M5
Common	All Officers and Directors as a	3,000,000	46.1%
Stock	group that consists of one person	shares

The percent of class is based on 6,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Cody Love;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from May 9, 2008 (inception) to April 30, 2009

	a.	Balance Sheets;	F-2
	b.	Statements of Operations;	F-3
	c.	Statement of Stockholders’ Equity	F-4
	d.	Statements of Cash Flows;	F-5
	e.	Notes to Financial Statements	F-6

GEORGE STEWART, CPA

316 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554  FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

On Demand Heavy Duty Corp.

I have audited the accompanying balance sheet of On Demand Heavy Duty Corp. (A Development Stage Company) as of April 30, 2009, and the related statement of operations, stockholders’ equity and cash flows for the period from May 9, 2008 (inception), to April 30, 2009.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On Demand Heavy Duty Corp. (A Development Stage Company) as of April 30, 2009, and the results of its operations and cash flows for the years then ended and from May 9, 2008 (inception), to April 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note # 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ George Stewart

Seattle, Washington

May 28, 2009

ON DEMAND HEAVY DUTY CORP. (A Development Stage Company) Balance Sheet
Assets

April 30,
2009
Current Assets
Cash	$20,390
Total Assets	$20,390

Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$528
Total Long Term Liabilities	$528

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
6,510,000 shares issued and outstanding	6,510

Additional paid-in-capital	15,390
Deficit accumulated during the development stage	(2,038)
Total stockholders’ equity (deficit)	19,862
Total liabilities and stockholders’ equity (deficit)	$20,390

The accompanying notes are an integral part of these financial statements.
F-2

ON DEMAND HEAVY DUTY CORP. Statement of Operations (A Development Stage Company)
From Inception on May 9, 2008 to April 30, 2009

Expenses
General and Administrative Expenses	$2,038
Net (loss) from Operation before Taxes	(2,038)
Provision for Income Taxes	0
Net (loss)	$(2,038)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	1,440,504

The accompanying notes are an integral part of these financial statements.
F-3

ON DEMAND HEAVY DUTY CORP. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on May 9, 2008 to April 30, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on May 9, 2008
February 6, 2009
Common shares issued for cash at $0.001	5,400,000	$ 5,400	$ -	$ -	$ 5,400
April 8, 2009
Common shares issued for cash at $0.01	1,050,000	1,050	9,450		10,500
April 14, 2009
Common shares issued for cash at $0.1	60,000	60	5,940		6,000
Net (loss) - - -				(2,038)	(2,038)
Balance as of April 30, 2009	6,510,000	$ 6,510	$ 15,390	(2,038)	$ 19,862

The accompanying notes are an integral part of these financial statements.

ON DEMAND HEAVY DUTY CORP. (A Development Stage Company) Statement of Cash Flows
From Inception on May 9, 2008 to April 30, 2009
Operating Activities
Net (loss)	$(2,038)
Net cash (used) for operating activities	(2,038)

Financing Activities
Loans from Director	528
Sale of common stock	21,900
Net cash provided by financing activities	22,428

Net increase (decrease) in cash and equivalents	20,390

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$20,390

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-

Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.

ON DEMAND HEAVY DUTY CORP.

 (A Development Stage Company)

Notes To The Financial Statements

April  30, 2009

1. ORGANIZATION AND BUSINESS OPERATIONS

ON DEMAND HEAVY DUTY CORP.(“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 9, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and it intends to provide mechanical services to North American oil, gas and mineral exploration and development companies who do not have sufficient mechanical staff or are in need of specialized repairs in remote areas.  The Company's focus will be on the Oil and Gas industry in Alberta with future plans of expanding into mining and the provinces of Manitoba and Saskatchewan. Its services will include on site mechanical repairs on both work vehicles and heavy duty machinery.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, May 9, 2008 through April 30, 2009 the Company has accumulated losses of  $2,038.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $2,038 as of April 30, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

 c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

 e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 ON DEMAND HEAVY DUTY CORP.

 (A Development Stage Company)

Notes To The Financial Statements

April  30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

 h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is April 30.

k) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

ON DEMAND HEAVY DUTY CORP.

 (A Development Stage Company)

Notes To The Financial Statements

April  30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

ON DEMAND HEAVY DUTY CORP.

 (A Development Stage Company)

Notes To The Financial Statements

April  30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

 In February 2009, the Company issued 5,400,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,400.

In March and April 2009, the Company issued 1,050,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $10,500.

 In April 2009, the Company also issued 60,000 shares of common stock  at a price of $0.1 per share for total cash proceeds of $6,000.

During the period May 9, 2008  (inception)  to April 30, 2009, the Company  sold  a  total of 6,510,000 shares of common stock  for  total  cash proceeds  of  $20,900.

4. INCOME TAXES

 As of April 30, 2009, the Company had net operating loss carry forwards of approximately $2,038 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

May 9, 2008, related party had loaned the Company $528. The loan is non-interest bearing, due upon demand and unsecured.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders.  We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act.  Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$25.46
Transfer Agent Fees	$8,000.00
Accounting fees and expenses	$3,000.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$500.00

Total	$14,525.46

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Cody Love on January 10, 2009.  Mr. Love is our President, Chief Executive Officer, Treasurer, Secretary and our sole director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Love was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 2,400,000 shares of our common stock at a price of $0.001 per share to the following 8 purchasers on January 28, 2009:

Name of Subscriber	Number of Shares
Kirk Pownell	300,000
Matthew Cook	300,000
Keith Skanes	300,000
Trevor Harder	300,000
Kahla Lichti	300,000
Geoff Heath	300,000
Amber McGrath	300,000
Brittany Waugh	300,000

The total amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 700,000 shares of our common stock at a price of $0.01 per share to the following 15 purchasers on March 12, 2009:

Name of Subscriber	Number of Shares
Daniel Dewar	70,000
Stephane Doucet	70,000
Mitchell Gibbard	70,000
Steve Parr	70,000
Alden Tourond	70,000
Roy Ketlo	70,000
Nicolas Proule-Roussy	70,000
Nicholas Tazovanas	70,000
Steve Tazovanas	70,000
Joel Ferguson	70,000
Warren Humeny	70,000
Terry Pavlenko	70,000
Angela Pavlenko	70,000
James Nunweiler	70,000
Robert Boucher	70,000

The total amount received from this offering was $10,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 60,000 shares of our common stock at a price of $0.1 per share to the following six purchasers on April 8, 2009:

Name of Subscriber	Number of Shares
Kristine Pavlenko	10,000
Christopher Phippen	10,000
Jonathan Piper	10,000
Marcia Quattek	10,000
Gowan Colley	10,000
Jeffery Christianson	10,000

The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Diane D. Dalmy, with consent to use
10.1	Letter of Intent Curt Safety Consultants
23.1	Consent of George Stewart, CPA

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
II-5

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on June 3, 2009.

On Demand Heavy Duty Corp.

By:/s/ Cody Love
Cody Love
President, Chief Executive Officer,
Secretary, Treasurer, Chief
Accounting Officer, Chief Financial Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Cody Love	President, Chief Executive	June 3, 2009
Officer, Secretary, Treasurer,
Cody Love	Chief Accounting Officer,
Chief Financial Officer and sole Director

Exhibit Index

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Diane D. Dalmy, with consent to use
10.1	Letter of Intent Curt Safety Consultants
23.1	Consent of George Stewart, CPA